Exhibit 99.1

GrowLife Expands Sales and Board of Directors

Two Senior Managers Join Board of Directors, and New Head of Sales

KIRKLAND, Wash.--(BUSINESS WIRE)—February 15, 2017 -- GrowLife, Inc. (OTCBB: PHOT), one of the nation’s most recognized indoor cultivation service providers, announced today the expansion of its Board of Director and management team.

As GrowLife seeks to capitalize on the increasing demand for indoor cultivation by commercial growers as well as consumers, along with the recent announcement of GrowLife’s Retail License Program, it has added two experienced executives to its board of directors: Ms. Katherine McLain, corporate counsel for Stripe and the return to the Board of Mr. Mark Scott, GrowLife CFO.

“Our new board members strengthen the GrowLife bench and deepen the resources across finance, legal and operations,” stated Mr. Marco Hegyi, GrowLife Chairman and CEO.  “Katherine brings Silicon Valley legal knowledge and banking expertise from Stripe and Silicon Valley Bank, and Mark rejoins the board and adds a second executive board member perspective.”  Their brief biographies are listed below.

In addition, Mr. Darren Erasmus, a well-respected cultivation industry leader from House & Garden Nutrients, has joined the Company as its National Sales Manager.

“Darren’s wealth of experience and unparalleled network is a powerful and critical addition to GrowLife,” continued Mr. Hegyi.  “He will help Joe Barnes, Senior Vice-president of Business Development, build our Sales team, GrowLife’s focus on nationwide revenue expansion, and recruit stores into the GrowLife Retail License Program.”

The GrowLife Retail License Program was announced last month.  Its first licensee is Fairmount Hardware, an Ace Hardware franchise, located at 2011 Fairmount Ave, Philadelphia, PA.  The store is completing its training, inventory stocking and customer engagement steps to go live next month.  More details on obtaining a GrowLife licenses in locations in selected markets across the country can be found at growlifeeco.com/about/retail-licensing-program.

Ms. Katherine McLain, GrowLife Board Member

Katherine McLain, Esq. currently serves as corporate counsel for Stripe, Inc. and has previously held legal and compliance roles ranging in both public and private companies.  She has over 30 years of experience as a revenue focused attorney and regulatory professional helping grow new business lines as well as ground up start up ventures.  She is a graduate of the University of California, Berkeley and the Santa Clara University School of Law and lives with her family and dog Jax in Castro Valley, CA.

Mr. Mark Scott, GrowLife Board Member

Mr. Scott has returned to the Board of Directors and Secretary of GrowLife, Inc.. On July 31, 2014, Mr. Scott joined GrowLife as Consulting Chief Financial Officer.  Mr. Scott has significant financial, capital market and relations experience in public micro-cap companies.

Mr. Darren Erasmus, GrowLife National Sales Manager

Mr. Darren Erasmus joined GrowLife in January 2017 to operate the Company’s retail and direct account sales programs as National Sales Manager.  He brings more than 10 years of working with retail stores, wholesale distributors and large-scale commercial growers.  Most recently, he worked with Humboldt Wholesale and House & Garden Nutrients for five years.  In his new role, he is responsible for expanding nationwide revenue and recruiting a proven team of account and store managers.  Mr. Erasmus graduated from the University of Alabama and resides in Denver, Colorado with wife and three children.

More information and commentary on the Company is also provided on Mr. Hegyi’s blog. Specific financials and corporate actions on GrowLife (OTCBB: PHOT), can be found in the filings at the SEC website.

About GrowLife, Inc.

GrowLife, Inc. (PHOT) (www.growlifeinc.com) aims to become the nation’s largest cultivation service provider for cultivating organics, herbs and greens and plant-based medicines.  Our mission is to best serve more cultivators in the design, build-out and expansion of their facilities with products of high quality, exceptional value and competitive price. Through a nationwide network of local representative, regional centers and its e-Commerce team, GrowLife provides essential goods and services including media (farming soil), industry-leading hydroponics equipment, plant nutrients, and thousands more products to specialty grow operations. GrowLife is headquartered in Kirkland, WA and was founded in 2012.

Cautionary Language Concerning Forward-Looking Statements

This release contains “forward-looking statements” that include information relating to future events and future financial and operating performance. The words “may,” “would,” “will,” “expect,” “estimate,” “can,” “believe,” “potential” and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for GrowLife’s products, the introduction of new products, the Company’s ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company’s liquidity and financial strength to support its growth, and other information that may be detailed from time-to-time in GrowLife’s filings with the United States Securities and Exchange Commission. Examples of such forward-looking statements in this release include statements regarding future sales, costs and market acceptance of products as well as regulatory actions at the State or Federal level. For a more detailed description of the risk factors and uncertainties affecting GrowLife, Inc. please refer to the Company’s Securities and Exchange Commission filings, which are available at www.sec.gov. GrowLife, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Marco Hegyi

GrowLife, Inc.

Media Relations:

GrowLife Investor Relations

866-781-5559

info@growlifeinc.com